Exhibit 4.3

GUIDEWIRE SOFTWARE, INC. AMENDMENT NO. 1 TO THE

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 1 TO THE SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made as of December 8, 2010 by and among Guidewire Software, Inc., a Delaware corporation (the “Company”), the investors of the Company listed on Schedule A of the Rights Agreement (as defined below) (collectively, the “Investors”) and Craig Conway (the “Holder”).

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Second Amended and Restated Investors’ Rights Agreement dated as of September 20, 2007 (the “Rights Agreement”);

WHEREAS, Section 1.14 of the Rights Agreement requires the written consent of the holders of a majority of the outstanding Registrable Securities (as defined therein) to approve any subsequent grant of registration rights;

WHEREAS, Section 3.7 of the Rights Agreement provides that any term therein may be amended with the written consent of the Company and the holders of more than fifty percent (50%) of the Registrable Securities (as defined therein) then outstanding;

WHEREAS, the Company and the undersigned holders of a majority of the outstanding Registrable Securities (as defined in the Rights Agreement) hereby agree to amend the Rights Agreement to grant the Holder registration rights with respect to the shares of the Company’s Common Stock held by the Holder, and to make the Holder a party to the Rights Agreement for such purposes.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

1. The definition “Registrable Securities” set forth in Section 1.1(f) of the Rights Agreement shall be amended and restated in its entirety as set forth below:

“The term “Registrable Securities” means: (i) any Common Stock issued or issuable upon conversion of the Preferred Stock of the Company; (ii) any Common Stock held by Craig Conway (“Conway”), provided, however, that such Common Stock shall not be deemed Registrable Securities and Conway shall not be deemed a Holder for the purposes of Subsection 1.14, Section 2 and Subsection 3.7 of this Agreement; (iii) for purposes of the rights granted pursuant to Section 1.3 of this Agreement only, any Common Stock held by a Founder (other than Common Stock held by a Founder issued upon conversion of the Preferred Stock held by such Founder, which Common Stock shall be deemed Registrable Securities as set forth in clause (i) above); and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Preferred Stock or Common Stock, excluding, however, any Registrable Securities sold by a person in a transaction in which such person’s rights under this Section 1 are not assigned.”

2. This Amendment shall be deemed effective as of the date above as if executed by all parties hereto on such date.

3. This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

4. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5. The Rights Agreement as modified by this Amendment shall remain in full force and effect as so modified.

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2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

GUIDEWIRE SOFTWARE, INC.

By:	/s/ Marcus Ryu

Name:	Marcus Ryu

Title:	CEO

Address:	2211 Bridgepointe Parkway, Suite 200 San Mateo, California 94404

Signature Page to Amendment No. 1 to the

Second Amended and Restated Investors’ Rights Agreement

INVESTORS:

U.S. VENTURE PARTNERS VIII, L.P. USVP VIII AFFILIATES FUND, L.P. USVP ENTREPRENEUR PARTNERS VIII-A, L.P. USVP ENTREPRENEUR PARTNERS VIII-B, L.P.

By Presidio Management Group VIII, L.L.C. The General Partner of Each

By:	/s/ Michael P. Maher
Name:	Michael P. Maher
Title:	Attorney-in-Fact

Address: 2735 Sand Hill Road Menlo Park CA 94025 Facsimile No.: (650) 854-3018 Attn: Chief Financial Officer Email: deals@usvp.com

Signature Page to Amendment No. 1 to the

Second Amended and Restated Investors’ Rights Agreement

INVESTORS:

BAY PARTNERS X, L.P.

By Bay Management Company X, LLC, General Partner

By:	/s/ Neal Dempsey
Name:	Neal Dempsey
Title:	Manager

BAY PARTNERS X ENTREPRENEURS FUND, L.P.

By Bay Management Company X, LLC, General Partner

By:	/s/ Neal Dempsey
Name:	Neal Dempsey
Title:	Manager

Signature Page to Amendment No. 1 to the

Second Amended and Restated Investors’ Rights Agreement

HOLDER:

Craig Conway

Signature Page to Amendment No. 1 to the

Second Amended and Restated Investors’ Rights Agreement